UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

HELIOS AND MATHESON ANALYTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following is a copy of a news article published on August 16, 2017 by the Wall Street Journal, containing quotes from Ted Farnsworth, the Chief Executive Officer of Helios and Matheson Analytics Inc. (“HMNY” or the “Company”), and Mitch Lowe, the Chief Executive Officer of MoviePass Inc. (“MoviePass”):

MoviePass Says Success Will Convince Theater Industry to Cooperate

By Ben Fritz on August 16, 2017 (2:59 p.m. ET)

A digital ticketing company that drew the wrath of America's largest theater chain said it plans to quickly amass subscribers and use the resulting market power to convince the film industry to work with it. MoviePass, which on Tuesday slashed the monthly price it charges subscribers to see up to one movie a day to $9.95 from between $40 and $50, sees itself as "friend, not foe" to theater chains like AMC Entertainment Holdings Inc., amc o.s6% A the head of its parent company said in an interview. AMC is concerned that MoviePass's new pricing undervalues moviegoing and is "unsustainable," since the latter company has said it would pay full price for each film its subscribers see, via debit card systems. "In the end if we end up having to subsidize overusage who is winning?" responded MoviePass Chief Executive Mitch Lowe. "It's the theaters and studios." Nationwide, movie tickets cost an average $8.95, according to the National Association of Theatre Owners; in some large cities they can top $15. AMC said Tuesday that it is working with attorneys to try to block MoviePass subscriptions from being used at its more than 600 U.S. theaters. Mr. Lowe said MoviePass's plan is looking to build a large subscriber base and then use it as leverage to negotiate partnerships with theaters and studios. MoviePass could negotiate for a cut of popcorn and soda its subscribers buy, Mr. Lowe suggested, or could join with studios on marketing campaigns to drive attendance to certain releases. In addition, MoviePass would look to sell digital copies of movies and other related products to its customers, he said. Subscribers typically see twice as many movies as they previously did, Mr. Lowe said, which would generate more ticket and concession sales, benefiting the entire movie industry.

A spokesman for AMC said the chain, controlled by China's Dalian Wanda Group Co., had no comment beyond its Tuesday statement, in which it said: "Promising essentially unlimited first-run movie content at a price below $10 per month over time will not provide sufficient revenue to operate quality theaters." Mr. Lowe said he spoke Tuesday to executives from Regal Entertainment Group and Cinemark Holdings Inc., the nation's second- and third-largest theater chains, and that they were supportive of MoviePass. Representatives of both companies, which haven't commented on the MoviePass offer, didn't immediately respond to requests for comment.

Shares of AMC declined 2.5% Tuesday after MoviePass's price-cut announcement and shares of Regal and Cinemark each fell about 1%. MoviePass, which was founded in 2011, on Tuesday also said it had agreed to sell a 51% stake in itself to technology company Helios and Matheson Analytics Inc. for up to $27 million and that it plans to offer public shares next March. Ted Farnsworth, Helios' CEO, said MoviePass may look to raise private funding as well in order to cover the costs of growing its business. "I always said to Mitch that if we get subscribers we're going to have people throwing money at us," said Mr. Farnsworth. "Every time you do disruption, people will think you might be a little bit foolish in the beginning." Messrs. Farnsworth and Lowe declined to specify how many subscribers they added after announcing the huge price cut on Tuesday. Demand was so high that MoviePass's website stopped working at times. Previously, the company had about 20,000 subscribers. "We're way, way, way, way, way beyond that now," said Mr. Farnsworth.

—Erich Schwartzel contributed to this article.

Cautionary Statement on Forward-looking Information

Certain statements in this filing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the expected completion of the acquisition of a majority stake in MoviePass (the “MoviePass Transaction”) and the time frame in which the completion of such transaction will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the closing may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the MoviePass Transaction, and general economic conditions.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to the MoviePass Transaction, which will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by HMNY, and may be deemed to be solicitation material in respect of the MoviePass Transaction. This document is not a substitute for the proxy statement that HMNY will file with the SEC or any other documents that HMNY may file with the SEC or send to stockholders in connection with the MoviePass Transaction. Before making any voting decision, investors and security holders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the MoviePass Transaction as they become available because they will contain important information about the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the proxy statements and all other relevant documents filed or that will be filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from HMNY by accessing HMNY’s website at www.hmny.com or upon written request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

Participants in the Solicitation

HMNY, MoviePass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HMNY’s stockholders in connection with the MoviePass Transaction. Information regarding HMNY’S directors and executive officers is contained in its annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing HMNY’S website at www.hmny.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the MoviePass Transaction may be obtained by reading the proxy statement regarding the MoviePass Transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph..